Exhibit 32.1

CERTIFICATION

I, Don M. Bailey, hereby certify pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 Section 1350 of Chapter 63 of Title 18 of the United States Code, that the Quarterly Report of Questcor Pharmaceuticals, Inc. on Form 10-Q for the quarterly period ended September 30, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q for the period ended September 30, 2010 fairly presents in all material respects the financial condition and results of operations of Questcor Pharmaceuticals, Inc.

Date: November 2, 2010	/s/ Don M. Bailey
Don M. Bailey President and Chief Executive Officer

This certification accompanies the Quarterly Report pursuant to Rule 13a-14(b) or Rule 15d-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934.